UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2011

THRESHOLD PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Seaport Boulevard, Suite 500
Redwood City, California 94063
(Address of principal executive offices)(Zip Code)

(650) 474-8200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On April 25, 2011, Threshold Pharmaceuticals, Inc. issued a press release announcing the appointment of Samuel Saks, M.D. to serve as the company’s chief medical officer on an interim basis, effective May 1, 2011.  Dr. Saks is a board certified oncologist who was most recently the founding CEO of Jazz Pharmaceuticals until his retirement in 2009.  From 2001 until he joined Jazz, Dr. Saks was company group chairman of ALZA Corporation and member of the Johnson & Johnson Pharmaceutical Operating Committee.  From 1992 until 2001, he held executive positions at ALZA, including group vice president, ALZA Pharmaceuticals, where he was responsible for clinical, regulatory and commercial activities.  Prior to joining ALZA, Dr. Saks held clinical research and development management positions with Schering-Plough, Xoma and Genentech. Dr. Saks has a Bachelor's degree in biology and his medical degree from the University of Illinois.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ Joel A. Fernandes
Joel A. Fernandes
Senior Director, Finance and Controller

Date: April 25, 2011